As filed with the Securities and Exchange Commission on June 5, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Marrone Bio Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2870	20-5137161
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2121 Second St. Suite A-107

Davis, CA 95618

(530) 750-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pamela G. Marrone, Ph.D.

President and Chief Executive Officer

Marrone Bio Innovations, Inc.

2121 Second St. Suite A-107

Davis, CA 95618

(530) 750-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles S. Farman, Esq. John W. Campbell, Esq. Alfredo B. D. Silva, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Tel: (415) 268-7000 Fax: (415) 268-7522	Boris Dolgonos, Esq. Jones Day 222 East 41st Street New York, NY 10017 Tel: (212) 326-3939 Fax: (212) 755-7306

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-196058

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.00001 par value	575,000	$9.50	$5,462,500	$703.57

(1)	Represents only the additional number of shares being registered and includes 75,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-196058).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.
(3)	The registrant previously paid filing fees of $5,285 in connection with previous filings of its registration statement on Form S-1 (File No. 333-196058).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register an additional 575,000 shares of the registrant’s common stock, par value $0.00001 per share. The contents of the Registration Statement on Form S-1 (Registration No. 333-196058), including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on June 5, 2014, are incorporated by reference in this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of June 6, 2014), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than June 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davis, State of California, on June 5, 2014.

MARRONE BIO INNOVATIONS, INC.

/S/ PAMELA G. MARRONE
Pamela G. Marrone President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ PAMELA G. MARRONE Pamela G. Marrone	President and Chief Executive Officer (Principal Executive Officer)	June 5, 2014

/S/ JAMES B. BOYD James B. Boyd	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 5, 2014

* Elin Miller	Chair of the Board	June 5, 2014

* Pamela Contag	Director	June 5, 2014

* Tim Fogarty	Director	June 5, 2014

* Les Lyman	Director	June 5, 2014

* Richard Rominger	Director	June 5, 2014

* Shaugn Stanley	Director	June 5, 2014

*By:	/S/ PAMELA G. MARRONE
Pamela G. Marrone
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-196058).